As filed with the Securities and Exchange Commission on April 15, 1999.
                                                     Registration No. 333-72003
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                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549
                               ----------

                     POST-EFFECTIVE AMENDMENT NO. 1 ON
                                 FORM S-8
                               TO FORM S-4
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933*

                     CORRECTIONAL SERVICES CORPORATION
           (Exact name of registrant as specified in its charter)

        Delaware                                               11-3182580
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

        1819 Main Street
           Suite 1000
       Sarasota, Florida                                          34326
(Address of principal executive offices)                        (Zip Code)

           Youth Services International, Inc. Stock Option Plan
    Youth Services International, Inc. 1995 Employee Stock Option Plan Youth Services International, Inc. 1995 Director Stock Option Plan Youth Services International, Inc. 1996 Employee Stock Option Plan Amendment No. 1 to and Restated Youth Services International, Inc.
                    1997 Employee Stock Option Plan
    Youth Services International, Inc. 1998 Director Stock Option Plan
                      (Full title of the plans)

                           James F. Slattery
                  Chairman and Chief Executive Officer
                    Correctional Services Corporation
                     1819 Main Street, Suite 1000
                       Sarasota, Florida  34326
                 (Name and address of agent for service)

                            (941) 953-9199
      (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------
  Title of                     Proposed maximum   Proposed maximum   Amount of
securities to    Amount to be   offering price        aggregate     registration
be registered     registered       per share       offering price       fee
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Common Stock     245,558 shs.      $10.1563          $2,493,961        $694**
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* Filed as a Post-Effective Amendment on Form S-8 to such Registration
Statement pursuant to the procedure described herein-see "Explanatory Note". **Previously paid.

                               EXPLANATORY NOTE

       Correctional Services Corporation ("CSC") hereby amends its Registration Statement on Form S-4 (No. 333-72003), declared effective on March 4, 1999 (the "S-4"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to up to 245,558 shares of common stock, $.01 par value per share, of CSC ("CSC Common Stock"), issuable upon the exercise of options to purchase shares of CSC Common Stock pursuant to the provisions of (i) Youth Services International, Inc. Stock Option Plan, (the "Stock Option Plan"),
(ii) Youth Services International, Inc.'s ("YSI") 1995 Employee Stock Option Plan (the "1995 Employee Plan"); (iii) YSI's 1995 Director Stock Option Plan (the "1995 Director Plan"); (iv) YSI's 1996 Employee Stock Option Plan (the "1996 Employee Plan"); and (v) Amendment No. 1 to and Restated YSI's 1997 Employee Stock Option Plan (the "1997 Employee Plan") and (vi) YSI's 1998 Director Stock Option Plan (the "1998 Director Plan", and together with the 1995 Employee Plan, the 1995 Director Plan, the 1996 Employee Plan, and the 1997 Employee Plan, the "Stock Option Plans"), which have been assumed by CSC pursuant to the Merger Agreement defined and described below.

       Pursuant to the Agreement and Plan of Merger, dated as of September 23, 1998, as amended (the "Merger Agreement"), among CSC, Palm Merger Corp. ("Sub") and YSI, and the transactions contemplated thereby, among other things: (i) Sub merged with and into YSI (the "Merger"), with YSI surviving the Merger as a wholly-owned subsidiary of CSC, (ii) each share of common stock, par value $.01 per share, of YSI (the "YSI Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time"), other than shares owned by CSC and YSI, was converted into the right to receive .275 shares of CSC Common Stock; and (iii) at the Effective Time, CSC assumed the Stock Option Plans (and all outstanding stock options granted thereunder).

       Prior to the Effective Time:

       - stock options granted under the Stock Option Plan related to shares of YSI Common Stock, which shares had been registered by YSI under a Registration Statement on Form S-8 (No. 33-71958);

       - stock options granted under the 1995 Employee Plan and the 1995 Director Plan related to shares of YSI Common Stock, which shares had been registered by YSI under a Registration Statement on Form S-8 (No. 33-84934);

       - stock options granted under the 1996 Employee Plan related to shares of YSI Common Stock, which shares had been registered by YSI under a Registration Statement on Form S-8 (No. 33-99498);

       - stock options granted under the 1997 Employee Plan related to shares of YSI Common Stock, which shares had been registered by YSI under a Registration Statement on Form S-8 (No. 333-07157); and

       - stock options granted under the 1998 Director Plan related to shares of YSI Common Stock, which shares have not previously been registered.

       This Post-Effective Amendment relates to an aggregate amount of up to 245,558 shares of CSC Common Stock issuable pursuant to the Stock Option Plans. When the S-4 was filed, CSC registered 4,593,962 shares of CSC Common Stock (the "S-4 Registered Shares"). The S-4 Registered Shares included 335,939 shares (based on the initially agreed upon conversion rate of .375 shares of CSC Common Stock for each share of YSI Common Stock), of CSC Common Stock ("S-4 Option Shares") issuable upon exercise of the outstanding options under the Stock Option Plans assumed by CSC.

       The designation of this Post-Effective Amendment No. 1 as Registration No. 333-72003 denotes that this Post-Effective Amendment relates only to the up to 245,558 shares of CSC Common Stock issuable upon exercise of options under the Stock Option Plans and that this is the first Post-Effective Amendment to the S-4 filed with respect to such shares.

                                    PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.

            *


Item 2.  Registrant Information and Employee Plan Annual Information.

            *

            *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with the Note to Part I of Form S-8.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents which have heretofore been filed by CSC with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

     a. CSC's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

     b. All reports and proxy statements filed by CSC with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares to which this Registration Statement relates have been sold or which deregisters all of the shares then remaining unsold, shall likewise be deemed incorporated herein and made a constituent part hereof by reference from the respective date of the filing of such document; and

     c. The description of CSC's Common Stock contained in CSC's Registration Statement on Form 8-A (No. 0-23038), as filed with the Commission on December 30, 1993.


Item 4.  Description of Securities.

            Not applicable.


Item 5.  Interests of Named Experts and Counsel.

            Epstein Becker & Green, P.C. has passed on the validity of the shares of CSC Common Stock being offered pursuant to this Registration Statement. Stuart M. Gerson, a director of CSC, is a member of Epstein Becker & Green, P.C. and members of the firm own in the aggregate, directly and indirectly, 3,650 shares of CSC common Stock and warrants and options to purchase 66,155 shares of CSC Common Stock.


Item 6.  Indemnification of Directors and Officers.

            Section 145 of the Delaware General Corporation Law grants corporations the power to indemnify their directors, officers, employees and agents in accordance with the provisions thereof. Article Tenth of CSC's Certificate of Incorporation, as amended and Paragraph 11.6 (a) of CSC's By-laws provide for indemnification of CSC's directors, officers, agents and employees to the fullest extent permissible under Section 145 of the Delaware General Corporation Law. CSC presently maintains directors' and officers' liability insurance coverage with an aggregate policy limit of $10,000,000 for each policy year.


Item 7.  Exemption from Registration Claimed.

            Not applicable.


Item 8.  Exhibits.

            The following are filed as exhibits to this Registration Statement:

Exhibit
   No.                           Description
-------                          -----------

4.1    -    Copy of YSI's 1995 Employee Stock Option Plan.(1)

4.2    -    Copy of YSI's 1995 Director Stock Option Plan.(2)

4.3    -    Copy of YSI's 1996 Employee Stock Option Plan.(3)

4.4    -    Copy of Amendment No. 1 to and Restated Youth Services International
            Inc.'s 1997 Employee Stock Option Plan.

4.5    -    Copy of YSI's 1998 Director Stock Option Plan.

4.6    -    Copy of YSI's Stock Option Plan.(4)

5      -    Opinion of Epstein Becker & Green, P.C.

23(a)  -    Consent of Grant Thornton LLP.

23(b)  -    Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).

24     -    Power of Attorney (included in signature page of this Registration
            Statement).

(1) Incorporated by reference to Exhibit 10.74 to CSC's Registration Statement on Form S-4 (Registration Number 33-72003).
(2) Incorporated by reference to Exhibit 10.80 to CSC's Registration Statement on Form S-4 (Registration Number 33-72003).
(3) Incorporated by reference to Exhibit 10.75 to CSC's Registration Statement on Form S-4 (Registration Number 33-72003).
(4) Incorporated by reference to Exhibit 10.71 to CSC's Registration Statement on Form S-4 (Registration Number 33-72003).


Item 9.  Undertakings

            The undersigned Registrant hereby undertakes:

                   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act"), may be permitted to directors, officers or controlling persons of the Registrant pursuant to the provisions of Registrant's Certificate of Incorporation, as amended or By-Laws, or the provisions of the Delaware General Corporation Law or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida, on this 15th day of April, 1999.


                                          CORRECTIONAL SERVICES CORPORATION


                                          By:  /s/ James F. Slattery
                                             ----------------------------
                                               James F. Slattery
                                               President, Chairman and
                                               Chief Executive Officer

                              POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ira Cotler and James F. Slattery, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities set forth and on the date indicated.


Signature                   Title                               Date
---------                   -----                               ----


/s/  James F. Slattery      President, Chairman of the          April 15, 1999
-------------------------   Board and Director
       James F. Slattery    (Principal Executive Officer)


/s/  Ira M. Cotler          Chief Financial Officer             April 15, 1999
-------------------------   (Principal Financial and
       Ira M. Cotler        Accounting Officer)


/s/  Aaron Speisman         Director                            April 15, 1999
-------------------------
Aaron Speisman


/s/  Richard P. Staley      Director                            April 15, 1999
-------------------------
Richard P. Staley


/s/  Stuart M. Gerson       Director                            April 15, 1999
-------------------------
Stuart M. Gerson


/s/  Shimmie Horn           Director                            April 15, 1999
-------------------------
Shimmie Horn


                            Director                            April   , 1999
-------------------------
Melvin T. Stith


/s/  Bobbie L. Huskey       Director                            April 15, 1999
-------------------------
Bobbie L. Huskey

                             INDEX TO EXHIBITS

Exhibit
   No.                           Description
-------                          -----------

4.1    -    Copy of YSI's 1995 Employee Stock Option Plan.(1)

4.2    -    Copy of YSI's 1995 Director Stock Option Plan.(2)

4.3    -    Copy of YSI's 1996 Employee Stock Option Plan.(3)

4.4    -    Copy of Amendment No. 1 to and Restated Youth Services International
            Inc.'s 1997 Employee Stock Option Plan.

4.5    -    Copy of YSI's 1998 Director Stock Option Plan.

4.6    -    Copy of YSI's Stock Option Plan.(4)

5      -    Opinion of Epstein Becker & Green, P.C.

23(a)  -    Consent of Grant Thornton LLP.

23(b)  -    Consent of Epstein Becker & Green, P.C. (included in Exhibit 5).

24     -    Power of Attorney (included in signature page of this Registration
            Statement).

(1) Incorporated by reference to Exhibit 10.74 to CSC's Registration Statement on Form S-4 (Registration Number 33-72003).
(2) Incorporated by reference to Exhibit 10.80 to CSC's Registration Statement on Form S-4 (Registration Number 33-72003).
(3) Incorporated by reference to Exhibit 10.75 to CSC's Registration Statement on Form S-4 (Registration Number 33-72003).
(4) Incorporated by reference to Exhibit 10.71 to CSC's Registration Statement on Form S-4 (Registration Number 33-72003).